Exhibit 99.1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

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Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 23, 2016.

Vote by Internet

•	Go to www.proxyvote.com

•	Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-690-6903 on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

		For	Against	Abstain	+
1.

Proposal to adopt the Merger Agreement, dated as of August 6, 2015 as it may be amended from time to time by and among Coca-Cola Enterprises, Inc. (“CCE”) Coca-Cola European Partners Limited (formerly known as Spark Orange Limited) (“Orange”), Orange U.S. HoldCo, LLC (“US HoldCo”) and Orange MergeCo, LLC (“MergeCo”).

		☐	☐	☐
2.

Proposal to approve the provisions in the Orange Articles of Association providing for the three-, four- and five-year terms for initial independent non-executive directors and providing for the terms for the initial Chief Executive Officer and the initial Chairman to extend for as long as they hold such office.

		☐	☐	☐
3.	Proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐
4.	Proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for CCE’s named executive officers in connection with the merger contemplated by the Merger Agreement.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(This proxy should be dated, signed exactly as your name(s) appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should indicate their title. If the shares are held by joint tenants or as community property, both owners should sign this proxy.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND  ▼

RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy     COCA-COLA ENTERPRISES, INC.

SPECIAL MEETING OF STOCKHOLDERS - MAY 24, 2016 AT 8:00 A.M. E.D.T. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Coca-Cola Enterprises, Inc. (“Inc.”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the proxy statement/prospectus of which such notice forms a part (the “Proxy Statement/Prospectus”), and hereby authorizes and appoints Suzanne N. Forlidas and John R. Parker, Jr., and each of them, as agents, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of CCE. (the “Special Meeting”), to be held on May 24, 2016 at 8:00 a.m., Eastern Daylight time, at the Renaissance Atlanta Waverly Hotel & Convention Center offices located at 2450 Galleria Pkwy, Atlanta, GA 30339 and at any adjournment or postponement thereof, and to vote as specified in this Proxy all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. In accordance with their discretion, the proxies and attorneys-in-fact are also authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.

A majority of such attorneys and substitutes as shall be present and shall act at said meeting or any adjournment or postponements thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR Proposals 1, 2, 3 and 4, and as the proxies deem advisable on such other matters as may come before the meeting.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Special Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement/Prospectus is available at www.proxyvote.com.

IMPORTANT—PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE FOR VOTING VIA THE INTERNET OR BY TELEPHONE.